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                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   April 20, 2006

                                         MFB Corp.

                   (Exact Name of Registrant as Specified in Its Charter)

                      Indiana                                     0-23374
(State or Other Jurisdiction of Incorporation)        (Commission File Number)

35-1907258
(IRS Employer Identification No.)

                        4100 Edison Lakes Parkway, Suite 300,
                          P.O. Box 528, Mishawaka, Indiana 46546

                   (Address of Principal Executive Offices) (Zip Code)

                                                       (574) 277-4200
                         (Registrant's Telephone Number, Including Area Code)



               (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         Written communications pursuant to Rule 425 under the Securities Act
                (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act
                (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2. Results of Operations and Financial Condition.

MFB Corp., an Indiana corporation ("Registrant"), issued a press release which was publicly disseminated on April 20, 2006 announcing its Second Quarter Earnings and Quarterly dividend declaration. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished as required by that instruction.


Item 9.01 Financial Statements and Exhibits.

         (c)  Exhibits

                   Exhibit No.                      Description
                       99.1               Press Release issued April 20, 2006.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  April 20, 2006                             MFB Corp.

                                                  By:   /s/ Charles J. Viater
                                                        Charles J. Viater,
                                                        President and CEO

                                                                  Exhibit 99.1









April 20, 2006                                  Contact: Charles J. Viater
                                                             President/CEO

                   MFB Corp. ANNOUNCES SECOND QUARTER EARNINGS
                       AND QUARTERLY DIVIDEND DECLARATION

         Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial (the "Bank"), reported today its consolidated financial results on an unaudited basis of $815,000, or $0.59 diluted earnings per share for the three months ended March 31, 2006 an increase from net income of $796,000, or $0.58 diluted earnings per share, for the three months ended March 31, 2005. MFB Corp's consolidated net income for the six months ended March 31, 2006 was $418,000, or $0.30 diluted earnings per share, compared to $686,000, or $0.50 diluted earnings per share, for the same period last year.

         Charles J. Viater, President and CEO, stated that "We are pleased with the strong results for the quarter as interest income and noninterest income have improved from the prior year and we have continued to monitor and control noninterest expense."

         In addition, Mr. Viater announced today that the Board of Directors has declared a cash dividend of $0.135 per share of common stock for the quarter ended March 31, 2006. The dividend is payable on May 16, 2006 to holders of record on May 2, 2006.

         MFB Corp.'s net interest income before provision for loan losses for the three month period ended March 31, 2006 totaled $3.4 million compared to $3.5 million for the same period last year. For the six month periods ended March 31, 2006 and 2005 net interest income was $6.9 million and $7.1 million, respectively. The decrease in net interest income was predominantly due to an increase in deposit interest expense offset by an increase in investment interest income and a decrease in FHLB advance interest expense.

         The provision for (recovery of) loan losses was ($154,000) for the quarter ended March 31, 2006 compared to ($29,000) for the same period last year. The provision for loan losses was $1,901,000 for the six months ended March 31, 2006 compared to $271,000 for the same period last year. The increase during the six months ended March 31, 2006 was primarily related to management's first quarter assessment of a commercial loan to a business experiencing difficulties with inventory management, trade accounts receivable collections, financial reporting, and operating cash flow. This loan is primarily secured by inventory and accounts receivable. After updating our analysis of the value of this collateral, completing an assessment of the reliability and adequacy of accounting systems and evaluating the recent financial performance of the business, the Bank determined that an additional charge to earnings in the amount of $2,324,000 ($1,411,000 net of tax) for this loan was necessary during the first quarter ended December 31, 2005. The loan has been placed on non-accrual status and is now fully reserved. No charge off has been recorded on this commercial loan because the Bank cannot reasonably estimate at this time how much of the loan it will ultimately recover. The percentage of non-performing loans to total loans increased from 0.65% at March 31, 2005 to 2.24% at March 31, 2006.

         Noninterest income remained consistent for the quarters ended March 31, 2005 and March 31, 2006 at $1.5 million. Year to date noninterest income increased from $1.8 million for the six months ended March 31, 2005 to $3.1 million for the six months ended March 31, 2006. The significant increase was primarily the result of the first quarter non-cash impairment charge to earnings in December 2004 of $948,000 ($626,000 net of tax) resulting from a decline in value of $2.0 million of Fannie Mae ("FNMA") and $2.0 million of Freddie Mac ("FHLMC") floating rate preferred stock securities MFB holds. The increase was also due to the increase in rental income for leasing of the Headquarters building located in Mishawaka, Indiana.

         Noninterest expense was held in check at $4.0 million for the quarter ended March 31, 2006 compared to $3.9 million for the quarter ended March 31, 2005. Year to date noninterest expense remained unchanged at $7.9 million for the six month periods ended March 31, 2006 and 2005. A reduction in professional and consulting fees, was offset by an increase in salaries and employee benefits, and occupancy and equipment expense.

         MFB Corp.'s total assets decreased from $554.9 million at September 30, 2005 to $525.3 million at March 31, 2006. A decrease in cash and cash equivalents from $54.2 million at September 30, 2005 to $38.3 million at March 31, 2006 was predominantly due to the payoff of FHLB advances totaling $15.0 million during the six months ended March 31, 2006. Total loans at March 31, 2006 of $377.0 million decreased from the $390.7 million at September 30, 2005. Commercial loans decreased from $157.8 million at September 30, 2005 to $142.6 million at March 31, 2006; mortgage loans decreased slightly from $192.0 million at September 30, 2005 to $191.6 million at March 31, 2006 and were offset by consumer loans, including home equity loans, increasing from $40.9 million at September 30, 2005 to $42.8 million at March 31, 2006. Investment securities available for sale increased from $63.6 million at September 30, 2005 to $64.7 million at March 31, 2006.

         MFB Corp.'s allowance for loan losses at March 31, 2006 was $8.2 million or 2.17% of loans compared to $6.4 million or 1.63% of loans at September 30, 2005. For the second quarter ended March 31, 2006, net charge offs were $95,000 compared to $131,000 net charge offs for the quarter ended March 31, 2005. Year to date net charge offs were $102,000 for the six months ended March 31, 2006 and $144,000 for the six months ended March 31, 2005. In management's opinion, the allowance for loan losses is adequate to cover probable incurred losses at March 31, 2006.

         Total deposits decreased from $374.4 million at September 30, 2005 to $361.4 million at March 31, 2006. The decrease in deposits was predominantly due to a measured reduction in above-average cost deposit products. Federal Home Loan Bank advances decreased from $125.9 million as of September 30, 2005 to $109.6 million as of March 31, 2006.

         Total shareholders' equity decreased slightly from $38.7 million at September 30, 2005 to $38.3 million at March 31, 2006. The book value of MFB Corp.'s stock decreased two cents from $28.52 at September 30, 2005 to $28.50 at March 31, 2006.

                   MFB Corp.'s wholly-owned bank subsidiary, MFB Financial, provides retail and business financial services to the Michiana area through its eleven banking centers in St. Joseph and Elkhart counties and private client services to the Indianapolis market through its office in Hamilton County. For more information, go to www.mfbbank.com.

                             MFB CORP. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                      March 31, 2006 and September 30, 2005
                     (in thousands except share information)

                                                                                              March 31,          September 30,
                                                                                                 2006                 2005
Assets
Cash and due from financial institutions                                                           $  8,217             $  7,613
Interest-bearing deposits in other financial institutions - short term                               30,056               46,596
     Total cash and cash equivalents                                                                 38,273               54,209

Securities available for sale                                                                        64,669               63,575
Other investments                                                                                    12,422               12,514

Loans held for sale                                                                                     411                  407

Mortgage loans                                                                                      191,613              191,970
Commercial loans                                                                                    142,556              157,804
Consumer loans                                                                                       42,831               40,921
                                                                                           -----------------    -----------------
                                                                                           -----------------    -----------------
     Loans receivable                                                                               377,000              390,695
     Less: allowance for loan losses                                                                (8,188)              (6,388)
                                                                                           -----------------    -----------------
                                                                                                                -----------------
          Loan receivable, net                                                                      368,812              384,307

Premises and equipment, net                                                                          20,132               20,336
Mortgage servicing rights                                                                             2,456                2,341
Cash surrender value of life insurance                                                                6,071                5,964
Goodwill                                                                                              1,970                2,423
Other intangible assets                                                                               1,916                2,134
Other assets                                                                                          8,184                6,667
                                                                                                                -----------------
                                                                                           -----------------    -----------------
               Total Assets                                                                      $  525,316           $  554,877
                                                                                           =================    =================
                                                                                                                =================
Liabilities and Shareholders' Equity
Liabilities
     Deposits
          Noninterest-bearing demand deposits                                                    $   35,836           $   36,876
          Savings, NOW and MMDA deposits                                                            136,245              153,864
          Time deposits                                                                             189,358              183,624
                                                                                           -----------------    -----------------
                                                                                                                -----------------
               Total deposits                                                                       361,439              374,364

     FHLB advances                                                                                  109,628              125,854
     Loans from correspondent banks                                                                   6,500                6,500
     Trust preferred securities                                                                       5,000                5,000
     Accrued expenses and other liabilities                                                           4,446                4,486
                                                                                           -----------------    -----------------
                                                                                                                -----------------
          Total liabilities                                                                         487,013              516,204

Shareholders' equity
     Common stock, no par value, 5,000,000 shares authorized;
          shares issued: 1,689,417 - 03/31/06 and 09/30/05;
          shares outstanding: 1,344,060 - 03/31/06 and 1,355,860 - 09/30/05                          12,377               12,376
     Additional paid in capital                                                                          29                    -
     Retained earnings - substantially restricted                                                    34,092               34,027
     Accumulated other comprehensive income (loss),
          net of tax of ($381) - 03/31/06 and ($175) - 09/30/05                                       (412)                (310)
     Treasury stock, 345,357 common shares - 03/31/06 and
          333,557 common shares - 09/30/05, at cost                                                 (7,783)              (7,420)
                                                                                           -----------------    -----------------
                                                                                                                -----------------
          Total shareholders' equity                                                                 38,303               38,673
                                                                                                                -----------------
                                                                                           -----------------    -----------------
               Total Liabilities and Shareholders' equity                                        $  525,316           $  554,877
                                                                                           =================    =================


                             MFB CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
               Three and Six Months Ended March 31, 2006 and 2005
                   (in thousands except per share information)


                                                                  Three Months Ended             Six Months Ended
                                                                      March 31                        March 31
                                                           2006             2005               2006              2005
                                                       --------------    ------------     ---------------    --------------
                                                       --------------    ------------     ---------------    --------------
Interest income
    Loans receivable, including fees                        $  6,027        $  6,022           $  12,069         $  12,112
    Securities - taxable                                         805             641               1,578             1,327
    Other interest-bearing assets                                282              37                 632                92
                                                       --------------    ------------     ---------------    --------------
                                                       --------------    ------------     ---------------    --------------
        Total interest income                                  7,114           6,700              14,279            13,531
Interest expense
    Deposits                                                   2,383           1,594               4,619             3,207
    FHLB advances and other borrowings                         1,317           1,619               2,789             3,274
                                                       --------------    ------------
                                                       --------------    ------------     ---------------    --------------
          Total interest expense                               3,700           3,213               7,408             6,481
                                                       --------------    ------------     ---------------    --------------
                                                       --------------    ------------     ---------------    --------------
Net interest income                                            3,414           3,487               6,871             7,050
Provision for (recovery of)  loan losses                       (154)            (29)               1,901               271
                                                       --------------    ------------     ---------------    --------------
                                                       --------------    ------------     ---------------    --------------
Net interest income after provision for                        3,568           3,516               4,970             6,779
          (recovery of) loan losses
Noninterest income
     Service charges on deposit accounts                         779             757               1,628             1,586
     Trust fee income                                            126             101                 226               200
     Insurance commissions                                        43              50                  91               100
     Net realized gains from sales of loans                       86             179                 171               401
     Mortgage servicing asset recovery (impairment)              (1)             163                 165                25
     Net gain (loss) on securities available for sale              -               -                   -             (948)
     Other income                                                428             201                 796               462
                                                       --------------    ------------     ---------------    --------------
                                                       --------------    ------------     ---------------    --------------
          Total noninterest income                             1,461           1,451               3,077             1,827
Noninterest expense
     Salaries and employee benefits                            1,909           1,808               3,871             3,663
     Occupancy and equipment                                     869             866               1,726             1,654
     Professional and consulting fees                            110             133                 201               371
     Data processing expense                                     211             198                 425               395
     Other expense                                               857             928               1,705             1,841
                                                       --------------    ------------     ---------------    --------------
                                                       --------------    ------------     ---------------    --------------
          Total noninterest expense                            3,956           3,933               7,928             7,924

Income before income taxes                                     1,073           1,034                 119               681
Income tax expense (benefit)                                     258             238               (299)               (5)
                                                       --------------    ------------     ---------------    --------------
                                                       --------------    ------------     ---------------    --------------
Net income                                                    $  815         $   796              $  418            $  686
                                                       ==============    ============     ===============    ==============
                                                       ==============    ============     ===============    ==============

Basic earnings per common share                             $   0.60         $  0.59            $   0.31          $   0.51
Diluted earnings per common share                           $   0.59         $  0.58            $   0.30          $   0.50
